                                                                    EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             PEREGRINE SYSTEMS, INC.

                         UTILITY ACQUISITION CORPORATION

                                       AND

                                 EXTRICITY, INC.

                           DATED AS OF MARCH 11, 2001

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I THE MERGER.........................................................2
      1.1   The Merger.......................................................2
      1.2   Effective Time...................................................2
      1.3   Effect of the Merger.............................................2
      1.4   Certificate of Incorporation; Bylaws.............................2
      1.5   Directors and Officers...........................................3
      1.6   Effect on Company Capital Stock..................................3
      1.7   Appraisal Rights.................................................6
      1.8   Exchange of Certificates.........................................7
      1.9   No Further Ownership Rights in Company Capital Stock.............9
      1.10  Lost, Stolen, or Destroyed Certificates..........................9
      1.11  Tax and Accounting Consequences..................................9
      1.12  Taking of Necessary Action; Further Action.......................9
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................10
      2.1   Organization of the Company.....................................10
      2.2   Company Capital Structure.......................................10
      2.3   Subsidiaries....................................................12
      2.4   Authority.......................................................12
      2.5   No Conflict.....................................................13
      2.6   Consents........................................................13
      2.7   Company Financial Statements....................................13
      2.8   No Undisclosed Liabilities......................................14
      2.9   Accounts Receivable.............................................14
      2.10  Business Changes................................................14
      2.11  Tax and Other Returns and Reports...............................17
      2.12  Restrictions on Business Activities.............................19
      2.13  Title  to  Properties;   Absence  of  Liens  and  Encumbrances;
            Equipment.......................................................20
      2.14  Intellectual Property...........................................21
      2.15  Product Warranties; Defects; Liabilities........................26
      2.16  Agreements, Contracts and Commitments...........................26
      2.17  Change of Control Payments......................................28
      2.18  Interested Party Transactions...................................28
      2.19  Compliance with Laws; Governmental Authorization................29
      2.20  Litigation......................................................29
      2.21  Insurance.......................................................29
      2.22  Opinion of Financial Advisor....................................30
      2.23  Minute Books; Books and Records.................................30
      2.24  Environmental Matters...........................................30
      2.25  Brokers' and Finders' Fees......................................31
      2.26  Employees; Compensation.........................................31

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
                                                                           ----
      2.27  Employee Matters and Benefit Plans..............................31
      2.28  Bank Accounts...................................................36
      2.29  Indemnification Obligations.....................................36
      2.30  Reorganization..................................................36
      2.31  Information Statement...........................................36
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........36
      3.1   Organization of Parent and Merger Sub...........................36
      3.2   Authority.......................................................36
      3.3   Parent Common...................................................37
      3.4   SEC Filings; Parent Financial Statements........................37
      3.5   No Undisclosed Liabilities......................................38
      3.6   Absence of Certain Changes Or Events............................38
      3.7   Litigation......................................................38
      3.8   Brokers' and Finders' Fees......................................38
      3.9   Information Statement...........................................38
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..............................39
      4.1   Conduct of Business of the Company and the Subsidiaries.........39
ARTICLE V ADDITIONAL AGREEMENTS.............................................42
      5.1   Preparation  of  Information   Statement  and  Section 3(a)(10)
            Permit..........................................................42
      5.2   Stockholder Approval............................................44
      5.3   Access to Information...........................................44
      5.4   Confidentiality.................................................44
      5.5   Public Disclosure...............................................44
      5.6   Consents........................................................44
      5.7   Affiliate Agreements............................................44
      5.8   Legal Conditions to the Merger..................................45
      5.9   Best Efforts; Additional Documents and Further Assurances.......45
      5.10  Notification of Certain Matters.................................45
      5.11  Reorganization..................................................45
      5.12  Form S-8........................................................45
      5.13  Nasdaq National Market..........................................46
      5.14  Voting Agreements...............................................46
      5.15  Noncompetition Agreement........................................46
      5.16  Employment Agreements...........................................46
      5.17  Blue Sky Laws...................................................46
      5.18  Termination of Company Investor Rights..........................46

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
                                                                           ----
      5.19  No Solicitation.................................................46
      5.20  Termination of 401(k) Plan......................................47
      5.21  Termination of Company Severance Plans..........................47
      5.22  Form 5500.......................................................47
      5.23  Canadian Retirement Plan........................................47
      5.24  Regulatory Filings; Reasonable Efforts..........................48
      5.25  Employee Plan Service Credit....................................48
      5.26  Warrant Exercises...............................................48
      5.27  Tax Return......................................................48
      5.28  D&O Insurance...................................................48
ARTICLE VI CONDITIONS TO THE MERGER.........................................49
      6.1   Conditions to Obligations of Each Party to Effect the Merger....49
      6.2   Additional Conditions to Obligations of the Company.............49
      6.3   Additional  Conditions to the  Obligations of Parent and Merger
            Sub.............................................................50
ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW..............51
      7.1   Survival of Representations and Warranties......................51
      7.2   Escrow Arrangements.............................................51
      7.3   Limitation of Liability.........................................60
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..............................60
      8.1   Termination.....................................................60
      8.2   Effect of Termination...........................................61
      8.3   Amendment.......................................................61
      8.4   Extension; Waiver...............................................62
ARTICLE IX GENERAL PROVISIONS...............................................62
      9.1   Notices.........................................................62
      9.2   Expenses........................................................63
      9.3   Interpretation..................................................64
      9.4   Counterparts....................................................64
      9.5   Entire Agreement; No Third Party Beneficiaries; Assignment......65
      9.6   Severability....................................................65
      9.7   Other Remedies..................................................65
      9.8   Governing Law...................................................65
      9.9   Rules of Construction...........................................65
      9.10  Specific Performance............................................65
      9.11  Waiver of Jury Trial............................................66

                      AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of March 11, 2001 by and among Peregrine Systems, Inc., a Delaware corporation ("PARENT"); Utility Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"); Extricity, Inc., a Delaware corporation (the "COMPANY"); and with respect to certain provisions of Article VII of this Agreement, Barry M. Ariko, as Securityholder Agent (as defined in Article VII of this Agreement), and U.S. Bank Trust National Association, as Escrow Agent (as defined in Article VII of this Agreement).

                                    RECITALS

      A. The Boards of Directors of each of the Company, Parent, and Merger Sub believe it to be in the best interests of each such company and each such company's respective stockholders that the Company and Merger Sub combine into a single company through the merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

      B. Pursuant to the Merger, among other things, all the outstanding shares of capital stock of the Company ("COMPANY CAPITAL STOCK"), consisting of the outstanding shares of Common Stock of the Company ("COMPANY COMMON") and the outstanding shares of Preferred Stock of the Company ("COMPANY PREFERRED"), will be converted into shares of Common Stock of Parent, par value $0.001 per share ("PARENT COMMON"), at the rate determined herein.

      C. A portion of the shares of Parent Common otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

      D. The Company, Parent, and Merger Sub desire to make certain representations and other agreements in connection with the Merger.

      E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

      NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

      1.1. THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Merger Certificate"), and the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law") and, to the extent applicable pursuant to Section 2115 thereof, the General Corporation Law of the State of California ("California Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      1.2. EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Article IX hereof, the closing of the Merger (the "Closing") shall occur as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VI. The Closing shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Merger Certificate or like instrument with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of acceptance by the Secretary of State of Delaware of such filing, or such later time and date as may be mutually agreed and set forth in the Merger Certificate, being referred to herein as the "Effective Time").

      1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

      1.4.  CERTIFICATE OF INCORPORATION; BYLAWS.

            (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; PROVIDED, HOWEVER, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Peregrine Force, Inc."

            (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

      1.5. DIRECTORS AND OFFICERS. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

      1.6. EFFECT ON COMPANY CAPITAL STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger, and without any action on the part of the holder of any of the issued and outstanding shares of Company Capital Stock:

            (a) AGGREGATE SHARES OF PARENT COMMON. The aggregate maximum number of shares of Parent Common to be issued (including Parent Common to be reserved for issuance upon exercise of Company Options (as defined in Section 1.6(d)) to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options, warrants, and any similar rights to acquire Company Capital Stock shall be 9,200,000 shares (the "AGGREGATE SHARES OF PARENT COMMON").

            (b) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. All shares of Company Capital Stock that are owned directly or indirectly by the Company or any subsidiary of the Company, or by Parent or any subsidiary of Parent, shall be cancelled and extinguished, and no stock of Parent or other consideration shall be delivered in exchange therefor.

            (c) CONVERSION OF COMPANY CAPITAL STOCK. Other than shares to be cancelled pursuant to Section 1.6(b) above, Dissenting Shares (as defined in Section 1.7(a) below), and fractional shares, if any, as provided in Section 1.6(h) below, and subject to the limitation that Parent shall in no event be required to issue more than the Aggregate Shares of Parent Common, each outstanding share of Company Capital Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and shall be converted automatically, without any action on the part of the holder thereof and upon surrender in the manner provided in Section 1.8 hereof of the certificate(s) representing such shares of Company Capital Stock, into that number of shares of Parent Common determined as follows:

                     (i) Each outstanding share of Series F Preferred Stock of the Company (the "SERIES F PREFERRED") shall be converted into the right to receive that number of shares of Parent Common determined by dividing (A) $6.45 by (B) the Parent Common Price (such ratio being referred to herein as the "SERIES F EXCHANGE RATIO"). The "AGGREGATE SERIES F PARENT COMMON" shall mean the number of whole shares of Parent Common determined by multiplying (A) the Series F Exchange Ratio by (B) the number of shares of Series F Preferred outstanding immediately prior to the Effective Time (the "SERIES F SHARE AMOUNT").

                     (ii) Each outstanding share of Series E Preferred Stock of the Company (the "SERIES E PREFERRED") shall be converted into the right to receive that number of shares of Parent Common determined by dividing (A) $4.91 by (B) the Parent Common Price (such ratio being referred to herein as the "SERIES E EXCHANGE RATIO"). The "AGGREGATE SERIES E PARENT COMMON" shall mean the number of whole shares of Parent Common determined by multiplying
(A) the Series E Exchange Ratio by (B) the number of shares of Series E Preferred outstanding immediately prior to the Effective Time (the "SERIES E SHARE AMOUNT").

                     (iii) Each outstanding share of Series D Preferred Stock of the Company (the "SERIES D PREFERRED") shall be converted into the right to receive that number of shares of Parent Common determined by dividing (A) $5.91 by (B) the Parent Common Price (such ratio being referred to herein as the "SERIES D EXCHANGE RATIO"). The "AGGREGATE SERIES D PARENT COMMON" shall mean the number of whole shares of Parent Common determined by multiplying (A) the Series D Exchange Ratio by (B) the number of shares of Series D Preferred outstanding immediately prior to the Effective Time (the "SERIES D SHARE AMOUNT").

                     (iv) Each outstanding share of Series C Preferred Stock of the Company (the "SERIES C PREFERRED") shall be converted into the right to receive that number of shares of Parent Common determined by dividing (A) $5.10 by (B) the Parent Common Price (such ratio being referred to herein as the "SERIES C EXCHANGE RATIO"). The "AGGREGATE SERIES C PARENT COMMON" shall mean the number of whole shares of Parent Common determined by multiplying (A) the Series C Exchange Ratio by (B) the number of shares of Series C Preferred outstanding immediately prior to the Effective Time (the "SERIES C SHARE AMOUNT").

                     (v) Each outstanding share of Series B Preferred Stock of the Company (the "SERIES B PREFERRED") shall be converted into the right to receive that number of shares of Parent Common determined by dividing (A) $2.75 by (B) the Parent Common Price (such ratio being referred to herein as the "SERIES B EXCHANGE RATIO"). The "AGGREGATE SERIES B PARENT COMMON" shall mean the number of whole shares of Parent Common determined by multiplying (A) the Series B Exchange Ratio by (B) the number of shares of Series B Preferred outstanding immediately prior to the Effective Time (the "SERIES B SHARE AMOUNT").

                     (vi) Each outstanding share of Series A Preferred Stock of the Company (the "SERIES A PREFERRED") shall be converted into the right to receive that number of shares of Parent Common determined by dividing (A) $1.00 by (B) the Parent Common Price (such ratio being referred to herein as the "SERIES A EXCHANGE RATIO"). The "AGGREGATE SERIES A PARENT COMMON" shall mean the number of whole shares of Parent Common determined by multiplying (A) the Series A Exchange Ratio by (B) the number of shares of Series A Preferred outstanding immediately prior to the Effective Time (the "SERIES A SHARE AMOUNT").

                     (vii) Each outstanding share of Company Common shall be converted into the right to receive that number of shares of Parent Common determined by dividing (A) the Available Parent Common (as defined below) by (B) the Aggregate Company Common (as defined below) (such ratio being referred to herein as the "COMMON EXCHANGE RATIO").

      The "AVAILABLE PARENT COMMON" shall equal the number of shares of Parent Common determined by subtracting (i) the sum of the Aggregate Series F Parent Common, the Aggregate Series E Parent Common, the Aggregate Series D Parent Common, the Aggregate Series C Parent Common, the Aggregate Series B Parent Common, and the Aggregate Series A Parent Common from (ii) the Aggregate Shares of Parent Common. The "AGGREGATE COMPANY COMMON" shall equal the number determined by subtracting (i) the sum of (A) the Series F Share Amount, (B) the Series E Share Amount, (C) the product of two times the Series D Share Amount, (D) the product of two times the Series C Share Amount,
(E) the product of two times the Series B Share Amount, and (F) the product of two times the Series A Share Amount from (ii) the Fully Diluted Company Capital Stock. The "FULLY DILUTED COMPANY CAPITAL STOCK" shall mean the aggregate number of shares of Company Common outstanding immediately prior to the Effective Time (assuming exercise or conversion of all outstanding securities or similar rights that are exercisable for or convertible into shares of Company Common, whether vested or unvested and whether or not currently exercisable).

      The "PARENT COMMON PRICE" shall mean the average, rounded to the nearest whole cent, of the closing prices of the Parent Common in trading on the Nasdaq National Market over the 30 calendar day period ending on the day three days prior to the Effective Time.

      The "EXCHANGE RATIO" or "EXCHANGE RATIOS" refer, as the case may require, to the Series F Exchange Ratio, the Series E Exchange Ratio, the Series D Exchange Ratio, the Series C Exchange Ratio, the Series B Exchange Ratio, the Series A Exchange Ratio, and the Common Exchange Ratio. Each of the Exchange Ratios shall be rounded to the nearest fourth decimal place.

      Of the total number of shares of Parent Common to be issued pursuant to this Section 1.6(c), ten percent (10%) shall be subject to the Escrow Fund established pursuant to Article VII below (with fractional shares as to any holder of Company Capital Stock to be rounded down to a whole share) (the "ESCROW AMOUNT").

            (d) STOCK OPTIONS. At the Effective Time, all options to purchase Company Common (each, a "COMPANY OPTION") then outstanding under the Company's 1996 Stock Option Plan (the "OPTION PLAN") or otherwise (whether or not exercisable and whether or not vested), shall remain outstanding following the Effective Time and shall be assumed by Parent in accordance with the provisions described below:

                     (i) Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements, governing such Company Option immediately prior to the Effective Time (including, without limitation, any vesting or repurchase rights relating thereto), except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common equal to the product of the number of shares of Company Common that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common and
(B) the per share exercise price for the shares of Parent Common issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common at which such Company Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent.

                     (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

            (e) STOCK SUBJECT TO REPURCHASE. All shares of Parent Common which are issued in the Merger in exchange for shares of Company Common which, under applicable stock purchase, stock restriction, or similar agreements with the Company, are unvested or subject to a repurchase option or other condition of forfeiture that by its terms does not terminate due to the Merger ("COMPANY RESTRICTED STOCK"), will also be unvested or subject to the same repurchase option or other condition, as the case may be, and the certificates evidencing such shares will be marked with an appropriate legend.

            (f) CAPITAL STOCK OF MERGER SUB. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (g) ADJUSTMENTS TO EXCHANGE RATIOS. The Exchange Ratios shall be adjusted, as appropriate, to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common or Company Capital Stock), reorganization, recapitalization, or other like change with respect to Parent Common or Company Capital Stock occurring after the date hereof and prior to the Effective Time. Subject to the requirements of the first sentence of this
Section 1.6(g), no change in the outstanding shares of Company Common or Company Preferred or option or similar right to acquire shares of Company Capital Stock shall result in any increase in the Exchange Ratio.

            (h) FRACTIONAL SHARES. No fractional shares of Parent Common shall be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Parent Common (after aggregating all fractional shares of Parent Common to be received by such holder) shall be entitled to receive from Parent an amount of cash equal to the product of (i) such fraction and (ii) the Parent Common Price.

      1.7   APPRAISAL RIGHTS.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Section 262 of Delaware Law or, to the extent applicable, dissenters' rights in accordance with Chapter 13 of California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law or California Law, as the case may require. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation.

            (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who either demands appraisal of such shares under Delaware Law or exercises dissenters' rights in accordance with Chapter 13 of California Law, shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal or dissent, as the case may require, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common and cash in lieu of fractional shares as provided in Section 1.6, as the case may be, without interest thereon, upon surrender of the certificate representing such shares of Company Capital Stock.

            (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock or exercise of dissenters' rights with respect to such shares, withdrawals of such demands or exercises, and any other instruments served pursuant to Delaware Law or California Law and received by the Company and (ii) the opportunity to manage and direct in all negotiations and proceedings with respect to demands for appraisal under Delaware Law or the exercise of dissenters' rights under California Law. The Company shall not, except with the prior written consent of Parent, (i) voluntarily make any payment with respect to any demands for appraisal of or the exercise of dissenters' rights with respect to capital stock of the Company or (ii) offer to settle or settle any such demands or exercises.

      1.8   EXCHANGE OF CERTIFICATES.

            (a) EXCHANGE AGENT. Mellon Investor Services LLC shall act as exchange agent (the "EXCHANGE AGENT") in the Merger.

            (b) PARENT TO PROVIDE COMMON STOCK. As soon as practicable after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the aggregate number of shares of Parent Common issuable pursuant to Section 1.6(a) and the aggregate cash payment owing pursuant to
Section 1.6(h) in exchange for outstanding shares of Company Capital Stock; PROVIDED, HOWEVER, that, on behalf of the holders of Company Capital Stock immediately prior to the Effective Time, and pursuant to Article VII hereof, Parent shall deposit into an escrow account a number of shares of Parent Common equal to the Escrow Amount out of the aggregate number of shares of Parent Common otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time.

            (c) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the

"CERTIFICATES") whose shares were converted into the right to receive shares of Parent Common pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as necessary to effect the intent of this Agreement as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and subject to the requirements and restrictions of any other agreement between Parent and any holder of Company Capital Stock on or before the Effective Time, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common (less the number of shares of Parent Common to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6(h), to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be cancelled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common equal to the Escrow Amount, which shares shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered as contemplated by this
Section 1.8, each outstanding Certificate that, immediately prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Parent Common into which such shares of Company Capital Stock shall have been so converted pursuant to this Agreement and Delaware Law and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(h).

            (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common.

            (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange (i) will demonstrate to Parent's reasonable satisfaction that such transfer was made in compliance with applicable securities laws and (ii) will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f)   NO LIABILITY. Notwithstanding anything to the contrary in this
Section 1.8, none of the Exchange Agent, the Surviving Corporation, or any party hereto shall be liable to a holder of shares of Parent Common or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

      1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All shares of Parent Common issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock. There shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

      1.10 LOST, STOLEN, OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common and cash for fractional shares, if any, as may be required pursuant to Section 1.6; PROVIDED, HOWEVER, that either of Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen, or destroyed.

      1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code) and (ii) qualify for accounting treatment as a purchase transaction.

      1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub shall be fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter and schedules delivered thereto, each such disclosure referencing the appropriate section number(s) of this Agreement as to which an exception exists, supplied by the Company to Parent and dated as of the date hereof (the "COMPANY SCHEDULES"), as follows:

      2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and each Subsidiary (as defined in Section 2.3) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. The Company and each Subsidiary has all requisite corporate power to own, lease, and operate its properties and to carry on its business as now being conducted and as currently proposed to be conducted. The Company and each Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect (as defined in Section 9.3 below) on the Company or such Subsidiary, as the case may be. The Company has delivered to counsel for Parent a true and correct copy of its Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE") and its Bylaws, each as amended to date.

      2.2   COMPANY CAPITAL STRUCTURE.

            (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common and 18,126,650 shares of Company Preferred, of which 3,055,000 shares have been designated Series A Preferred Stock; of which 1,976,469 shares have been designated Series B Preferred Stock; of which 2,055,760 shares have been designated Series C Preferred Stock; of which 1,187,575 shares have been designated Series D Preferred Stock; of which 2,051,846 shares have been designated Series E Preferred Stock; and of which 7,800,000 shares have been designated Series F Preferred Stock. As of the date of this Agreement, the Company has issued and outstanding 10,536,685 shares of Company Common, 3,055,000 shares of Series A Preferred, 1,976,469 shares of Series B Preferred, 1,954,937 shares of Series C Preferred, 1,187,575 shares of Series D Preferred, 2,031,846 shares of Series E Preferred, and 7,751,937 shares of Series F Preferred. In addition, 71,666 shares of the Company Common are reserved for issuance upon the exercise of outstanding warrants to purchase Company Common; 100,823 shares of Series C Preferred are reserved for issuance upon the exercise of outstanding warrants to purchase Series C Preferred; 20,000 shares of Series E Preferred are reserved for issuance upon the exercise of outstanding warrants to purchase Series E Preferred; and 47,000 shares of Series F Preferred are reserved for issuance upon the exercise of outstanding warrants to purchase Series F Preferred (each individually, a "WARRANT" and collectively, the "WARRANTS"). All outstanding shares of Company Capital Stock are, and any shares of Company Capital Stock issuable upon exercise of any outstanding options, warrants, conversion rights, or other rights, will be, duly authorized, validly issued, fully paid, and non-assessable and not subject to any preemptive rights created by statute, the Restated Certificate, or any agreement to which the Company is a party or by which the Company is bound. All outstanding Company Capital Stock and all other outstanding securities of the Company have been issued in compliance with all applicable federal and state securities laws. Each outstanding share of Company Preferred is currently convertible into the number of shares of Company Common set forth in Schedule 2.2. Schedule 2.2(a) sets forth a complete and accurate list of all issued and outstanding shares of Company Capital Stock and each outstanding Warrant, identifying the name and last known address of the registered holder thereof and the acquisition date. Of the outstanding shares of Company Common, 3,408,765 shares constitute Company Restricted Stock that are subject to a right of repurchase or other risk of forfeiture. Schedule 2.2(a) separately identifies all outstanding Company Common that is Company Restricted Stock, describes the applicable vesting terms, specifies the number of shares vested as of the date of this Agreement, and indicates the extent, if any, to which the repurchase option or similar vesting term will be accelerated by the transactions contemplated by this Agreement.

            (b) The Company has reserved 11,840,000 shares of Company Common for issuance to employees, directors and consultants pursuant to the Option Plan, of which 7,361,685 shares have been issued upon exercise of Company Options and are reflected as outstanding Company Common in Section 2.2(a) above; of which Company Options to acquire 3,542,240 shares of Company Common are outstanding and unexercised; and of which 3,646,939 shares remain available for future grants under the Option Plan. Schedule 2.2(b) sets forth in chronological order for each outstanding Company Option the name of the holder of such option or right, the last known address of such holder, an indication of whether such holder is an employee of or consultant to the Company, the status of the option as either an incentive stock option under Section 422 of the Code or a nonstatutory stock option, the date of grant or issuance of such option or right, the number or amount of securities as to which such option or right is exercisable, the exercise price of such option or right and the vesting schedule for such option or right, including the extent vested to the date of this Agreement and an indication of the extent, if any, to which the exercisability of such option or right will be accelerated and become exercisable by the transactions contemplated by this Agreement.

            (c) Except as set forth in Schedules 2.2(a) and 2.2(b) and except for conversion rights of the Company Preferred, the Company has no commitment or obligation of any character, either firm or conditional, written or oral, to issue, deliver or sell, or repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights, or otherwise, any shares of the capital stock or other securities of the Company. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the shares of capital stock of the Company. Except as set forth in Schedules 2.2(a) and 2.2(b), there are no securities of the Company issued, reserved for issuance, or outstanding. Other than the Option Plan, the Company has never adopted or maintained any stock option plan, stock purchase plan, or similar plan providing for the equity compensation of any person. There are no (and have never been any) outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. No repricing of options or stock purchase rights or similar program to effectively reduce the exercise price of an option or purchase price of a stock purchase right has occurred since the date of the Company's incorporation, nor does there exist any stock option, stock grant or other equity incentive arrangement with any employee, officer or consultant of the Company which is required to be accounted for under variable plan accounting.

            (d) As a result of the Merger, Parent will be the record and sole beneficial owner of all outstanding shares of the Company's capital stock and indirectly (through the Surviving Corporation as the record holder) all the outstanding shares of capital stock of the Subsidiaries and all rights to acquire or receive such capital stock of the Company and the Subsidiaries. At or before the Effective Time, any rights of any holder or prospective holder of the Company's securities to cause such securities to be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any information rights, voting rights, rights of co-sale, rights to maintain equity percentage, rights of first refusal and the like that may exist for the benefit of any such holder or prospective holder shall have been terminated.

      2.3 SUBSIDIARIES. Other than the Subsidiaries (as defined herein), neither the Company nor any Subsidiary has, and neither the Company nor any Subsidiary has ever had, any subsidiaries or affiliated companies and does not otherwise own, and has never otherwise owned, any equity, debt, or other ownership interest in, and does not control and has never controlled, directly or indirectly, any other corporation, partnership, limited liability company, joint venture business trust or association, or other entity. Schedule 2.3 sets forth a complete and accurate list of each corporation, partnership, limited liability company, joint venture, business trust or association, or other entity in which the Company, directly or indirectly, holds an equity or similar ownership interest (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES").
Schedule 2.3 identifies, for each Subsidiary, the issued and outstanding capital stock, the identity and address of each holder of the issued and outstanding capital stock of such Subsidiary, and the number of shares of capital stock of such Subsidiary held by such holder. Except as set forth in Schedule 2.3, all of the outstanding shares of the capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company, free and clear of any Lien (as defined in Section 2.11). There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any Subsidiary is a party or by which any Subsidiary is bound, obligating such Subsidiary to issue, deliver, sell, repurchase, or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of such Subsidiary's capital stock.

      2.4 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's stockholders as contemplated by Section 5.2. The vote required of the Company's stockholders to duly approve the Merger and this Agreement is that number of shares as would constitute a majority of the outstanding shares of (a) the Company Common and the Company Preferred, voting together as a single class, and (b) the Company Preferred voting separately as a single class (in each case with each share of Company Preferred being entitled to a number of votes equal to the number of whole shares of Company Common into which such share of Company Preferred could be converted on the record date for the vote). Holders of the requisite number of shares of Company Capital Stock necessary to approve this Agreement and the Merger have executed and delivered Voting Agreements in the form attached hereto as EXHIBIT B. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

      2.5 NO CONFLICT. The execution and delivery of this Agreement by the Company do not, and as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Restated Certificate or the Company's Bylaws or the similar constituent documents of any Subsidiary or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary or their respective properties or assets.

      2.6 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Certificate with the Secretary of State of the State of Delaware; (ii) the pre-merger notification and waiting period requirements (the "HSR APPROVAL") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); (iii) such consents, waivers, filings, approvals, and registrations as may be required under applicable federal and state securities laws (including the filing with the California Department of Corporations seeking the 3(a)(10) Permit as contemplated by Section 5.1(b)); and (iv) such other consents, waivers, authorizations, filings, approvals and registrations as are set forth on Schedule 2.6.

      2.7 COMPANY FINANCIAL STATEMENTS. Schedule 2.7 sets forth true and correct copies of (i) the Company's audited, consolidated balance sheets as of March 31, 2000 and March 31, 1999 and the related audited, consolidated statements of income and cash-flows for the respective twelve-month periods then ended (the "COMPANY YEAR-END FINANCIALS") and (ii) the Company's unaudited, consolidated balance sheet as of February 15, 2001 and the related unaudited, consolidated statements of income and cash-flows for the period beginning April 1, 2000 and ending February 15, 2001 (the "COMPANY INTERIM FINANCIALS"). The Company Year-End Financials and the Company Interim Financials are collectively referred to herein as the "COMPANY FINANCIALS." The Company Financials are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods indicated, and consistent with each other, except for the absence of footnotes in the case of the Company Interim Financials. The Company Financials present fairly the consolidated financial condition and consolidated operating results of the Company and the Subsidiaries as of the respective dates and for the periods indicated therein, subject in the case of the unaudited financial statements to normal year-end adjustments, which will not in any event be material. The Company's unaudited, consolidated Balance Sheet as of February 15, 2001 is referred to herein as the "COMPANY BALANCE SHEET."

      2.8 NO UNDISCLOSED LIABILITIES. Neither of the Company nor any Subsidiary has any liabilities (absolute, accrued, contingent or otherwise), except (i) liabilities provided for in Company Balance Sheet and (ii) liabilities incurred since February 15, 2001 in the ordinary and usual course of business, consistent with past practice. None of the liabilities described in the foregoing sections (i) or (ii) could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

      2.9 ACCOUNTS RECEIVABLE. All accounts receivable shown on the Company Balance Sheet (net of reserves and deferred revenue balances indicated on the Company Balance Sheet) or thereafter acquired until the Effective Time (net of reserves and deferred revenue balances accrued in the ordinary course of business and consistent with past practice) arose and are collectible in the ordinary course of business, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of net realizable value or adequate reserves or allowances therefor have been provided. None of the receivables of the Company or any Subsidiary is subject to any claim of offset, recoupment, set-off, or counterclaim, and, to the knowledge of the Company, there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. No person or entity has any lien, charge, pledge, security interest, or other encumbrance on any such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

      2.10 BUSINESS CHANGES. Since December 31, 2000 (or such other date specifically set forth herein), the Company and the Subsidiaries have (i) conducted business only in the ordinary and usual course, consistent with past practices, and (ii) without limiting the generality of the foregoing:

            (a) There has not occurred any event, change, or circumstance that, individually or in the aggregate, has resulted or could result in a Material Adverse Effect on the Company or any Subsidiary.

            (b) Neither the Company nor any Subsidiary has issued, or authorized for issuance, any equity security, bond, note or other security of the Company or any Subsidiary, except for shares of Company Common issued upon the exercise of the outstanding Company Options listed in Schedule 2.2(b) or shares of Company Capital Stock issued upon exercise of any of the Warrants, or accelerated the vesting of any employee stock benefits (including vesting under stock purchase agreements or exercisability of Company Options). Other than outstanding Company Options listed in Schedule 2.2(b), neither the Company nor any Subsidiary has granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of the Company or any Subsidiary, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise.

            (c) Neither the Company nor any Subsidiary has incurred any additional debt for borrowed money, nor incurred any obligation or liability (fixed, contingent or otherwise), except in the ordinary and usual course of the business of the Company or such Subsidiary, consistent with past practices.

            (d) Neither the Company nor any Subsidiary has paid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the Company Balance Sheet and current liabilities incurred since the date of the Company Balance Sheet in the ordinary and usual course of business of the Company or such Subsidiary, consistent with past practices.

            (e) Neither the Company nor any Subsidiary has declared, set aside for payment, or paid any dividend, or made any payment or other distribution on or with respect to any share of Company Capital Stock or capital stock of any Subsidiary.

            (f) Neither the Company nor any Subsidiary has purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of Company Capital Stock or capital stock of any Subsidiary.

            (g) Neither the Company nor any Subsidiary has mortgaged, pledged, otherwise encumbered or subjected to Lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for Liens for current Taxes (as defined in Section 2.11) which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business, consistent with past practice.

            (h) Neither the Company nor any Subsidiary has disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, consistent with past practice, and in each case for a consideration at least equal to the fair value of such asset or property, nor has the Company or any Subsidiary leased or licensed to others (including officers and directors of the Company or a Subsidiary), or agreed so to lease or license, any asset or property, except for the licensing of the Company's software to the customers of the Company and the Subsidiaries (including resellers, independent software vendors, and original equipment manufacturers) in the ordinary course of business consistent with past practice, nor has the Company or any Subsidiary discontinued any product line or the production, sale or other disposition of any of its products or services.

            (i) Neither the Company nor any Subsidiary has purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity. Neither the Company nor any Subsidiary has made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business, consistent with past practice, and the aggregate amount of all such expenditures and commitments made in the ordinary and usual course of business has not exceeded $25,000.

            (j) Neither the Company nor any Subsidiary has entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business consistent with past practice and not involving an amount in any case in excess of $25,000 (excluding agreements under which the obligation of payment or performance has been satisfied in full). Neither the Company nor any Subsidiary has waived any right of substantial value or cancelled any debts or claims or voluntarily suffered any losses other than in the ordinary and usual course of business, consistent with past practice.

            (k) Neither the Company nor any Subsidiary has sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Company Intellectual Property (as defined in Section 2.14), except for the licensing of the Company's software to the customers of the Company and the Subsidiaries (including resellers, independent software vendors, and original equipment manufacturers) in the ordinary and usual course of business, consistent with past practice, and neither the Company nor any Subsidiary has entered into any product development, technology or product sharing, or similar strategic arrangement with any other party.

            (l) Neither the Company nor any Subsidiary has since September 30, 2000 effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement (except as contemplated by this Agreement).

            (m) Neither the Company nor any Subsidiary has since September 30, 2000 paid or committed itself to pay to or for the benefit of any of its directors, officers, employees, advisors or stockholders any compensation of any kind other than wages, salaries, bonuses, and benefits at times and rates in effect prior to September 30, 2000.

            (n) Neither the Company nor any Subsidiary has effected or agreed to effect any change, including by way of hiring or involuntary termination, in its directors, executive officers, or key employees.

            (o) Neither the Company nor any Subsidiary has incurred any work stoppage, labor strike or other labor trouble, or any action, suit, claim, labor dispute or grievance relating to any labor, safety or discrimination matter involving the Company or any Subsidiary, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions.

            (p) Since September 29, 2000, the Company has not effected or committed itself to effect any amendment or modification of the Restated Certificate or the Company's Bylaws (except as contemplated by this Agreement), nor has any Subsidiary effected or committed itself to effect any amendment or modification of its constituent documents.

            (q) The Company has not changed its accounting methods or practices (including any change in depreciation or amortization policies or rates, any changes in policies in making or reversing accruals, or any change in capitalization of software development costs).

            (r) The Company has not revalued any of the assets of the Company or any Subsidiary, other than in the ordinary and usual course of business, consistent with past practice.

            (s) Neither the Company nor any Subsidiary has made any loan to any person or entity, and neither the Company nor any Subsidiary has guaranteed the payment of any loan or debt of any person or entity, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary and usual course of business, consistent with past practice, and
(y) accounts receivable incurred in the ordinary and usual course of business, consistent with past practice.

            (t) Neither the Company nor any Subsidiary has changed in any material respect the prices or royalties set or charged by the Company or such Subsidiary.

            (u) Neither the Company nor any Subsidiary has commenced or received any notice of threat or commencement of any lawsuit or proceeding against or investigation of the Company, any Subsidiary, or their respective affairs.

            (v) Neither the Company nor any Subsidiary has negotiated or agreed to do any of the things described in the preceding clauses (a) through
(u) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      2.11  TAX AND OTHER RETURNS AND REPORTS.

            (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.11(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this Section 2.11(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b)   TAX RETURNS AND AUDITS.

                     (i) The Company and each Subsidiary have accurately prepared and timely filed, taking into effect any extension of time within which to file (the circumstances of such extensions being described in the Company Schedules), all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company, such Subsidiary, or their operations, and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                     (ii) The Company and each Subsidiary (A) have paid or accrued all Taxes it is required to pay or accrue and (B) has withheld with respect to its employees (and timely paid over to the appropriate taxing authority) all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                     (iii) Neither the Company nor any Subsidiary has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, or any Subsidiary, nor has the Company or any Subsidiary executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

                     (iv) No audit or other examination of any Return of the Company or any Subsidiary is presently in progress, nor has the Company or any Subsidiary been notified of any request for such an audit or other examination.

                     (v) Neither the Company nor any Subsidiary has any liability for unpaid federal, state, local or foreign Taxes which has not been accrued or reserved against in the Company Financials, whether asserted or unasserted, contingent or otherwise. The accruals for the Taxes of the Company and the Subsidiaries shown on the Company Balance Sheet are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the date of the Company Balance Sheet. Neither the Company nor any Subsidiary has incurred any liability for Taxes since the date of the Company Balance Sheet other than in the ordinary and usual course of business, consistent with past practices.

                     (vi) The Company has provided to Parent copies of all federal, state, local, and foreign income and all state sales and use Returns of the Company and each Subsidiary for all periods since the date of incorporation of the Company or such Subsidiary, as the case may require.

                     (vii) There are not now, will not be before the Closing, and will not be created as a result of the Closing any liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "LIENS") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable as of such time.

                     (viii) The Company has no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any Subsidiary.

                     (ix) None of the assets of the Company or any Subsidiary are treated as "tax-exempt use property" within the meaning of
Section 168(h) of the Code.

                     (x) There is no contract, agreement, plan or arrangement to which the Company or any Subsidiary is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of, or current or former independent contractor or service provider to, the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

                     (xi) Neither the Company nor any Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any Subsidiary.

                     (xii) Neither the Company nor any Subsidiary is a party to a tax sharing or allocation agreement, nor does the Company owe any amount under any such agreement. Neither the Company nor any Subsidiary has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated income tax return or has any liability for the Taxes of any person (other than the Company or such Subsidiary, as the case may require) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise. Neither the Company nor any Subsidiary has ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

                     (xiii) Neither the Company nor any Subsidiary is or has been at any time a "United States real property holding corporation" within the meaning of Section 897 of the Code.

                     (xiv) No adjustment or deficiency relating to any Return filed or required to be filed by the Company or any Subsidiary has been proposed formally or, to the knowledge of the Company, informally by any tax authority to the Company any Subsidiary or any representative thereof.

                     (xv) The Company and the Subsidiaries utilize the accrual method of accounting for U.S. federal income tax purposes.

                     (xvi) Neither the Company nor any Subsidiary has any net operating losses, capital loss carry-forwards, tax credits or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code or the Federal consolidated return regulations, or any comparable provisions of state law (other than limitations imposed as a result of the transactions contemplated pursuant to this Agreement).

                     (xvii) Neither the Company nor any Subsidiary has distributed the capital stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. No capital stock of the Company or any Subsidiary has been distributed in a transaction satisfying the requirements of
Section 355 of the Code.

      2.12 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompetition, field of use, "most favored nation," or otherwise), judgment, injunction, order or decree to which the Company or any Subsidiary is a party or otherwise binding upon the Company or any Subsidiary which has or could be expected to have the effect of prohibiting or impairing any business practice of the Company or any Subsidiary, any acquisition of property (tangible or intangible) by the

Company or any Subsidiary or the conduct of business by the Company or any Subsidiary. Without limiting the foregoing, neither the Company nor any Subsidiary has entered into any agreement under which the Company or any Subsidiary (i) is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market or (ii) is required to offer or sell its products or services to any person on terms that are not less favorable than the terms under which such products or services are sold to other parties.

      2.13..TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; EQUIPMENT.

            (a) Neither the Company nor any Subsidiary owns any real property, has ever owned any real property, or holds any right or option to purchase any real property. Schedule 2.13(a) sets forth a complete list of all real property currently leased by the Company and the Subsidiaries, the name of the lessor and the lessee and the date of the lease and each amendment thereto and with respect to any current lease, the aggregate annual rent. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default by (i) the Company or any Subsidiary, as the case may require, or (ii) to the knowledge of the Company, any other party to such leases). Neither the operations of the Company or any Subsidiary on such real property, nor such real property, including improvements thereon, violate any applicable building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or such operations, where such violation could reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

            (b) The Company and each Subsidiary holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

            (c) Schedule 2.13(c) lists all items of equipment (the "EQUIPMENT") owned or leased by the Company and the Subsidiaries, except individual pieces of equipment with an individual value of less than $5,000. All facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased or used by the Company or the Subsidiaries are (i) adequate for the conduct of the business of the Company or the Subsidiary, as the case may require, as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear, and reasonably fit and usable for the purposes for which they are being used.

            (d) Neither the Company nor any Subsidiary has sold or otherwise released for distribution any of its customer files and other customer information relating to the current and former customers of the Company and the Subsidiaries (the "COMPANY CUSTOMER INFORMATION").

No person other than the Company possesses any claims or rights with respect to use of the Company Customer Information.

      2.14  INTELLECTUAL PROPERTY.

            (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                     (i) "COMMERCIAL SOFTWARE RIGHTS" shall mean packaged commercially available software programs which have been licensed to the Company or a Subsidiary pursuant to an end-user license and which are used in the business of the Company or a Subsidiary but are in no way a component of the products of the Company and the Subsidiaries and related Company Intellectual Property.

                     (ii) "COMPANY INTELLECTUAL PROPERTY" shall mean any Technology and Intellectual Property Rights, including the Company Registered Intellectual Property Rights (as defined below), that are owned (in whole or in part) by or exclusively licensed to the Company or a Subsidiary.

                     (iii) "INTELLECTUAL PROPERTY RIGHTS" shall mean any or all of the following and all rights in, arising out of, or associated therewith:
(A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("PATENTS"); (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world ("COPYRIGHTS"); (D) all maskworks, maskwork registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("MASKWORKS"); (E) all industrial designs and any registrations and applications therefor throughout the world; (F) all World Wide Web addresses, domain names and sites and applications and registrations therefor; (G) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("TRADEMARKS"); and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                     (iv) "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean all United States, international and foreign: (A) Patents, including applications therefor; (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks and World Wide Web domain name registrations;
(C) Copyrights registrations and applications to register Copyrights; (D) Maskwork registrations and applications to register Maskworks; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

                     (v) "TECHNOLOGY" shall mean any or all of the following: (A) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, computer code, documentation, designs, files, records, data and maskworks; (B) inventions (whether or not patentable) and improvements;
(C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (D) databases, data compilations and collections and technical data; (E) logos, trade names, trade dress, trademarks and service marks; (F) World Wide Web addresses, domain names and sites; (G) tools, methods and processes; and (H) all instantiations of the foregoing in any form and embodied in any media.

            (b) Schedule 2.14(b) lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company or any Subsidiary (the "COMPANY REGISTERED INTELLECTUAL PROPERTY RIGHTS") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

            (c) Each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on Schedule 2.14(c), there are no actions that must be taken by the Company or any Subsidiary within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which the Company or any Subsidiary has acquired ownership of any Technology or Intellectual Property Right from any person, the Company or such Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or such Subsidiary, as the case may require. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company or a Subsidiary, as applicable, has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company or a Subsidiary, as applicable, with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. Except as set forth on Schedule 2.14(c), neither the Company nor any Subsidiary has claimed a particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

            (d) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, the Company knows of no information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely affect any pending application for any Company Registered Intellectual Property Right, and neither the Company nor any Subsidiary has misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

            (e) Each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. The Company or a Subsidiary is the exclusive owner or exclusive licensee of all Company Intellectual Property.

            (f) All Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

            (g) To the extent that any Company Technology has been developed or created by a third party for the Company or a Subsidiary, the Company or such Subsidiary has a written agreement with such third party with respect thereto, and the Company or such Subsidiary thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, all such third party's Intellectual Property Rights in such Technology by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

            (h) Except for "shrink-wrap" or similar Commercial Software Rights, all Technology used in or necessary to the conduct of the business of the Company or any Subsidiary as presently conducted or currently contemplated to be conducted by the Company or such Subsidiary was written and created solely by either (i) employees of the Company or such Subsidiary acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company or such Subsidiary, and no third party owns or has any rights to any of the Company Intellectual Property.

            (i) All employees of the Company and each Subsidiary have entered into a valid and binding written agreement with the Company or such Subsidiary, as the case may be, sufficient to vest title in the Company or such Subsidiary of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company or such Subsidiary.

            (j) The Company and each Subsidiary have taken all steps that are reasonably required to protect their respective rights in confidential information and trade secrets of the

Company or such Subsidiary or provided by any other person to the Company or such Subsidiary. Without limiting the foregoing, the Company and each Subsidiary has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, substantially in the form(s) attached hereto as Schedule 2.14(j), and all current and former employees, consultants and contractors of the Company and each Subsidiary have executed such an agreement.

            (k) No person who has licensed Technology or Intellectual Property Rights to the Company or a Subsidiary has ownership rights or license rights to improvements made by the Company or such Subsidiary in such Technology or Intellectual Property Rights.

            (l) Neither the Company nor any Subsidiary has transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

            (m) Other than Commercial Software Rights and outbound licenses in the standard form, subject to such reasonable variations from license to license that are not individually materially adverse to the Company, set forth on
Schedule 2.14(m) (the "FORM LICENSE"), the contracts, licenses and agreements listed on Schedule 2.14(m) list all contracts, licenses and agreements to which the Company or any Subsidiary is a party with respect to any Technology or Intellectual Property Rights. Neither the Company nor any Subsidiary is in breach of or has failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

            (n) Other than the standard indemnities and warranties set forth in the Form License, and subject to such reasonable variations therein that are not individually materially adverse to the Company, Schedule 2.14(n) lists all contracts, licenses and agreements between the Company or any Subsidiary and any other person wherein or whereby the Company or any Subsidiary has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such Subsidiary or such other person of the Intellectual Property Rights of any person other than the Company or a Subsidiary.

            (o) There are no contracts, licenses or agreements between the Company or any Subsidiary and any other person with respect to Company Intellectual Property under which there is, to the Company's knowledge, any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company or any Subsidiary thereunder.

            (p) The operation of the businesses of the Company and the Subsidiaries as currently conducted or as contemplated to be conducted by the Company or such Subsidiary, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company or such Subsidiary, does not, will not, and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither the Company nor any Subsidiary has received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or such Subsidiary infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company or such Subsidiary have knowledge of any basis therefor).

            (q) To the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property Right.

            (r) No Company Intellectual Property or service of the Company or any Subsidiary is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any Subsidiary or may affect the validity, use or enforceability of such Company Intellectual Property.

            (s) No (i) product, technology, service, or publication of the Company or any Subsidiary, (ii) material published or distributed by the Company or any Subsidiary, or (iii) conduct or statement of the Company or any Subsidiary constitutes a defamatory statement or material or false advertising or otherwise violates in any material respect any law or regulation.

            (t) The Company Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the businesses of the Company and the Subsidiaries as they currently are conducted, and as they are currently planned or contemplated to be conducted by the Company and the Subsidiaries, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including products, technology or services currently under development).

            (u) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent, the Surviving Corporation, or any Subsidiary, by operation of law or otherwise, of any contracts or agreements to which the Company or a Subsidiary is a party, will result in (i) either Parent's, the Surviving Corporation's, or any Subsidiary's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either Parent's, the Surviving Corporation's, or any Subsidiary's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either Parent's, the Surviving Corporation's, or any Subsidiary's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent, the Company, or a Subsidiary, respectively, prior to the Closing.

            (v) Neither the Company nor any Subsidiary has breached or violated the terms of any license, sublicense, or other agreement relating to any Commercial Software Rights, and the Company or a Subsidiary, as the case may require, has a valid right to use such Commercial Software Rights under such licenses and agreements. The Company and each Subsidiary are not and will not be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of any license, sublicense, or agreement relating to Commercial Software Rights. No claims with respect to Commercial Software Rights have been asserted or, to the knowledge of the Company, are threatened by any person against the Company or a Subsidiary in connection with any Commercial Software Right. To the knowledge of the Company, there is no material unauthorized use, infringement, or misappropriation of any Commercial Software Right by the Company or any Subsidiary or any employee or former employee of the Company or any Subsidiary. To the knowledge of the Company, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any matter the use thereof by the Company or any Subsidiary.

      2.15 PRODUCT WARRANTIES; DEFECTS; LIABILITIES. Each product manufactured, sold, licensed, leased or delivered by the Company or any Subsidiary ("COMPANY PRODUCT") has been in conformity with all applicable contractual commitments and all express and implied warranties. Neither the Company nor any Subsidiary has any liability or obligation (and to the Company's knowledge, there is no current reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or any Subsidiary giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith. No Company Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease set forth in the Form License, subject to such reasonable variations therein that are not individually materially adverse to the Company, or beyond that implied or imposed by applicable law. Schedule 2.15 includes a copy of the standard terms and conditions of sale, license, or lease for each of the Company Products and copies of the Company's standard forms of license agreements and professional services agreements.

      2.16 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as contemplated by this Agreement or set forth on Schedule 2.16, neither the Company nor any Subsidiary has, is a party to, or is bound by:

            (a)   any collective bargaining agreements;

            (b) any employment or consulting agreement, contract or commitment with any officer, employee, or member of the Company's Board of Directors or the Board of Directors of any Subsidiary, other than those that are terminable at the will of the Company or a Subsidiary, as the case may be;

            (c) any bonus, deferred compensation, pension, profit sharing, severance, or retirement plans or agreements, or any other employee benefit plans or arrangements;

            (d) any stock option or stock purchase plan or arrangement (other than the Option Plan), stock appreciation, bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

            (e) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company or a Subsidiary (other than standard offer letters relating to "at will" employment which create no obligation of the Company or a Subsidiary other than such obligations as may be created under applicable employment laws);

            (f) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (g)   any fidelity or surety bond or completion bond;

            (h) any agreement or group of related agreements for the lease of personal property having a value individually in excess of $25,000;

            (i) any agreement of indemnification or guaranty other than as set forth in the Form License, subject to such reasonable variations therein that are not individually materially adverse to the Company;

            (j) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person or entity;

            (k) any agreement relating to the purchase of materials or capital expenditures and involving future payments in excess of $25,000;

            (l) any agreement relating to the disposition or acquisition of assets (other than in the ordinary and usual course of business) or any interest in any business enterprise;

            (m) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by the Company or any Subsidiary or extension of credit to the Company or any Subsidiary;

            (n) any agreement concerning confidentiality (other than those entered in the ordinary and usual course of business);

            (o)   any construction contracts;

            (p)   intentionally omitted;

            (q) any agreement pursuant to which the Company or a Subsidiary has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements;

            (r) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the products or services of the Company or any Subsidiary, or the products or services of any other person or entity or any dealer, joint marketing (including any pilot program), or development agreement;

            (s) any agreement pursuant to which the Company or any Subsidiary has advanced or loaned any amount to any stockholder of the Company or any Subsidiary or any director, officer, employee, or consultant of the Company or any Subsidiary other than business travel advances in the ordinary and usual course of business, consistent with past practice; or

            (t) to the extent not reported on the Company Balance Sheet, any other agreement that involves payment by the Company or a Subsidiary of $25,000 or more or which is not cancelable without penalty within thirty (30) days.

      Neither the Company nor any Subsidiary has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on any Company Schedule relating to the representations and warranties set forth in Section 2.14 or on Schedule 2.16 (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and is not subject to any default of which the Company has knowledge thereunder by any party obligated to the Company or a Subsidiary, as the case may be, pursuant thereto.

      2.17 CHANGE OF CONTROL PAYMENTS. Schedule 2.17 sets forth each plan or agreement pursuant to which any amounts may become payable in cash or otherwise (whether currently or in the future) to current or former officers, directors, employees of or consultants to the Company or a Subsidiary as a result of or in connection with the Merger.

      2.18 INTERESTED PARTY TRANSACTIONS. No officer, director, or stockholder of the Company (nor any descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which has furnished or sold, or furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any entity that purchases from or sells or furnishes to the Company any goods or services; or
(iii) a beneficial interest in any Contract; PROVIDED, HOWEVER, that ownership of no more than two percent (2%) of the outstanding voting stock of a publicly traded corporation on the New York Stock Exchange or the Nasdaq National Market shall not be deemed an "economic interest in any entity" for purposes of this
Section 2.18. There are no receivables of the Company or any Subsidiary owing by any director, officer, employee of, or consultant to, or stockholder of the Company or any Subsidiary (or any descendant, or spouse of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the established employee reimbursement policies of the Company or such Subsidiary and consistent with past practice). None of the Company's stockholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company or any Subsidiary.

      2.19 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATION. Each of the Company and the Subsidiaries has complied in all respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except where any such non-compliance or violation would not have a Material Adverse Effect on the Company or any Subsidiary. Schedule 2.19 lists each material federal, state, county, local, or foreign governmental consent, license, permit, grant, or other authorization issued to the Company or any Subsidiary (i) pursuant to which the Company or any Subsidiary currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (collectively, the "COMPANY AUTHORIZATIONS"), which Company Authorizations are in full force and effect. The Company or such Subsidiary, as the case may require, is in material compliance with the terms of each of the Company Authorizations.

      2.20 LITIGATION. There is no claim, dispute, action, suit or appeal, or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, their properties, or any of their officers, directors or employees (in their capacities as such), nor, to the knowledge of the Company, is there any reasonable basis therefor or threat thereof. To the knowledge of the Company, there is no investigation pending or threatened against the Company or any Subsidiary, their properties or any of their officers, directors or employees (in their capacities as such) by or before any Governmental Entity. Neither the Company nor any Subsidiary is subject to any order, writ, injunction, or decree of any court, agency, authority, arbitration panel, or other tribunal, and neither the Company nor any Subsidiary is in default with respect to any such notice, order, writ, injunction, or decree. No Governmental Entity has at any time challenged or questioned the legal right of the Company or any Subsidiary to conduct its operations as presently or previously conducted.

      2.21 INSURANCE. Schedule 2.21 lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers, and directors of the Company and the Subsidiaries as well as claims made by the Company and the Subsidiaries under any insurance policy in the two years prior to the date of this Agreement. There is no claim by the Company or any Subsidiary currently pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company or the Subsidiary, as applicable, is otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Neither the Company nor any Subsidiary has ever been denied insurance coverage nor has any insurance policy of the Company or any Subsidiary ever been cancelled for any reason.

      2.22 OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Deutsche Banc Alex. Brown, that in its opinion, as of the date of this Agreement, the consideration to be received by holders of Company Capital Stock in connection with the Merger (the "MERGER CONSIDERATION") is fair to the stockholders of Company from a financial point of view. The Company shall provide Parent a copy of the written confirmation of such opinion, dated as of the date of this Agreement, promptly after receipt thereof.

      2.23 MINUTE BOOKS; BOOKS AND RECORDS. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and its stockholders or actions by written consent since the time of incorporation of the Company. The books and records of the Company (i) are accurate in all material respects and (ii) are in the Company's possession or under its control.

      2.24  ENVIRONMENTAL MATTERS.

            (a)   HAZARDOUS MATERIAL. Neither the Company nor any Subsidiary has
(i) operated any underground storage tanks at any property that the Company or any Subsidiary has at any time owned, operated, occupied or leased or (ii) illegally released any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. To the knowledge of the Company, no Hazardous Materials are present, as a result of the deliberate actions of the Company or as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the business of the Company as such activities and businesses are currently being conducted.

            (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to our knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

      2.25 BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.26 EMPLOYEES; COMPENSATION. Schedule 2.26 constitutes a full and complete list of all current directors, officers, employees and consultants of the Company, specifying their names and job designations, the total amount paid or payable to such director, officer, employee, or consultant in the prior fiscal year and from the beginning of the current fiscal year through February 15, 2001, and the basis of such compensation, whether fixed or commission or a combination thereof.

      2.27  EMPLOYEE MATTERS AND BENEFIT PLANS.

            (a) DEFINITIONS. With the exception of the definition of "AFFILIATE" set forth in Section 2.27(a)(i) below (such definition shall only apply to this Section 2.27), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                     (i) "AFFILIATE" shall mean any Subsidiary or other person or entity under common control with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                     (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                     (iii) "COMPANY EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                     (iv)     "DOL" shall mean the United States Department of
Labor;

                     (v) "EMPLOYEE" shall mean any current, former, or retired employee, consultant or director of the Company or any Affiliate;

                     (vi)     "EMPLOYEE    AGREEMENT" shall refer to each
management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement, contract or understanding between the Company or any Affiliate and any Employee;

                     (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                     (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                     (ix)     "INTERNATIONAL   EMPLOYEE  PLAN" shall mean each
Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                     (x)      "IRS" shall mean the Internal Revenue Service;

                     (xi) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                     (xii) "PENSION PLAN" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of
Section 3(2) of ERISA.

            (b) SCHEDULE. Schedule 2.27(b) contains an accurate and complete list of each Company Employee Plan, International Employee Plan, and each Employee Agreement. Neither the Company nor any Affiliate has any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employee Agreement and does it have any intention or commitment to do any of the foregoing.

            (c) DOCUMENTS. The Company has provided to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan, International Employee Plan, and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) model COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

            (d)   EMPLOYEE PLAN COMPLIANCE.

                     (i) The Company and each Affiliate has performed in all material respects all obligations required to be performed by the Company and each such Affiliate under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code.

                     (ii) Each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan.

                     (iii)    No "prohibited transaction," within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan.

                     (iv) There are no actions, suits or claims pending, or, to the knowledge of the Company or any Affiliate, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan.

                     (v) Each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, in accordance with applicable law, without material liability to the Parent, Surviving Corporation, Company or any of its Affiliates (other than ordinary administration expenses).

                     (vi) There are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan.

                     (vii) Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

            (e) PENSION PLANS. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

            (f) COLLECTIVELY BARGAINED, MULTIEMPLOYER AND MULTIPLE EMPLOYER PLANS. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in
Section 413 of the Code.

            (g) NO POST-EMPLOYMENT OBLIGATIONS. No Company Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any Affiliate has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

            (h) HEALTH CARE COMPLIANCE. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

            (i)   EFFECT OF TRANSACTION.

                     (i) Except as contemplated by Sections 5.20 and 5.21, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employment Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                     (ii) No payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

            (j) EMPLOYMENT MATTERS. The Company and each Affiliate (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company or any Affiliate under any worker's compensation policy or long-term disability policy.

            (k) LABOR. No work stoppage or labor strike against the Company or any Affiliate is pending, threatened or reasonably anticipated. Neither the Company nor any Affiliate knows of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company or any Affiliate, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Neither the Company nor any Affiliate has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company and its Affiliates are not presently, nor have they been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any Affiliate.

            (l) INTERNATIONAL EMPLOYEE PLAN. Each International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. No International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to the Company or its Affiliates (other than ordinary administration expenses or routine claims for benefits).

            (m) NO INTERFERENCE OR CONFLICT. To the knowledge of the Company and each Affiliate, no stockholder, officer, employee or consultant of the Company or any Affiliate is obligated under any contract or agreement subject to any judgement, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or any Affiliate or that would interfere with the Company's or the Affiliate's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or any Affiliate's business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's and each Affiliate's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

      2.28 BANK ACCOUNTS. Schedule 2.28 constitutes a full and complete list of all the bank accounts and safe deposit boxes of the Company and each Subsidiary, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

      2.29 INDEMNIFICATION OBLIGATIONS. There are no actions, proceedings or other events pending or threatened against any officer or director of the Company or any Subsidiary which could reasonably be expected to give rise to any indemnification obligation of Company or any Subsidiary to its officers and directors under its Certificate of Incorporation, Bylaws or any agreement between the Company or any Subsidiary and any of its officers or directors.

      2.30 REORGANIZATION. The Company, each Subsidiary and each Company Affiliate (as defined in Section 5.7) have not taken or agreed to take any action that could reasonably be expected to cause the Merger to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

      2.31 INFORMATION STATEMENT. None of the information supplied or to be supplied by Company or any Subsidiary for inclusion or incorporation by reference into any documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement or the Merger or into any document anticipated to be filed with the California Department of Corporations pursuant hereto or with the SEC (as defined in Section 3.4(a)) in the event the S-4 Registration Statement (as defined in
Section 5.1(c)) is filed, will at the time the Permit is obtained or the S-4 Registration Statement is declared effective, as the case may be, and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither the Company nor any Subsidiary makes any representation or warranty with respect to any information supplied by Parent which is contained in any of the foregoing documents.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub represent and warrant to the Company as follows:

      3.1 ORGANIZATION OF PARENT AND MERGER SUB. Parent and Merger Sub are each corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power to own, lease, and operate its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Sub, taken as a whole.

      3.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable against each in accordance with its terms. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub or
(ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule (including any applicable rule of The Nasdaq National Market or the National Association of Securities Dealers, Inc.) or regulation applicable to Parent and on which Parent's business, financial condition, operations or prospects is substantially dependent, the breach, violation, default, termination or forfeiture of which would (i) result in a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or (ii) reasonably be expected to have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (i) the filing of the Merger Certificate with the Secretary of State of the State of Delaware; (ii) HSR Approval; and (iii) such consents, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (including the filing with the California Department of Corporations seeking the 3(a)(10) Permit as contemplated by
Section 5.1).

      3.3 PARENT COMMON. The shares of Parent Common to be issued pursuant to the Merger will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid, and non-assessable and will be free of any Liens created by Parent or Merger Sub and will not be subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of Parent or any agreement to which Parent is a party or is bound; PROVIDED, HOWEVER, that the Parent Common to be issued to Company Affiliates (as defined in Section 5.7) hereunder will be subject to restrictions on transfer under applicable securities laws. The shares of Parent Common issued by Parent in the Merger will be issued in compliance with applicable federal and state securities laws.

      3.4   SEC FILINGS; PARENT FINANCIAL STATEMENTS.

            (a) Parent has furnished or made available to Company a true and complete copy of its Annual Report on Form 10-K for the fiscal year ended March 31, 2000, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000, September 30, 2000, and December 31, 2000, and its Current Reports on Form 8-K filed on May 22, 2000, June 29, 2000, November 3, 2000, November 13, 2000,
November 14, 2000 and December 11, 2000 (collectively, the "PARENT SEC REPORTS"), which Parent filed with the Securities and Exchange Commission (the "SEC") under the

Securities Exchange Act of 1934, as amended. As of their respective filing dates, (i) the Parent SEC Reports complied in all material respects with the requirements of the Exchange Act, and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a document subsequently filed by or on behalf of Parent with the SEC.

            (b) The consolidated financial statements of Parent, including the notes thereto, included in the Parent SEC Reports (the "PARENT FINANCIAL STATEMENTS") are complete and correct in all material respects, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC), and fairly present the consolidated financial position of Parent and its results of operations and cash flows as of the respective dates and for the periods indicated therein (subject, in the case of the unaudited statements, to normal recurring accounting adjustments). There have been no material changes in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

      3.5 NO UNDISCLOSED LIABILITIES. Neither Parent nor any of its subsidiaries has any material liabilities (absolute, accrued, contingent or otherwise) except (i) liabilities provided for in Parent's balance sheet as of December 31, 2000 and (ii) liabilities incurred since December 31, 2000. None of the liabilities incurred by Parent and its subsidiaries since December 31, 2000 could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent.

      3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2000, there has not been: (i) any change, event or circumstance which has or could reasonably be expected to have a Material Adverse Effect on Parent; (ii) any split, combination or reclassification of any of Parent's capital stock; or
(iii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP.

      3.7 LITIGATION. Except as described in the Parent SEC Reports, there is no action, suit, proceeding, claim, arbitration or investing pending or, to the knowledge of Parent, threatened, which is reasonably likely to have a Material Adverse Effect on Parent and the Subsidiaries, taken as a whole.

      3.8 BROKERS' AND FINDERS' FEES. Except for fees to be paid to Credit Suisse First Boston in connection with the transactions contemplated by this Agreement, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.9 INFORMATION STATEMENT. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference into any documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement or the

Merger or into any document anticipated to be filed with the California Department of Corporations pursuant hereto or with the SEC in the event the S-4 Registration Statement is filed, will at the time the Permit is obtained or the S-4 Registration Statement is declared effective, as the case may be, and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company or any Subsidiary which is contained in any of the foregoing documents.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 CONDUCT OF BUSINESS OF THE COMPANY AND THE SUBSIDIARIES. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, and agrees to cause each Subsidiary, (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular, and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and Taxes when due, to pay or perform all other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Company and the Subsidiaries at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company or the Subsidiaries and any event which could have a Material Adverse Effect on the Company or any Subsidiary. In addition, except as required or permitted by the terms of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, neither the Company nor any Subsidiary shall, without the prior written consent of Parent, do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any outstanding Company Options or Company Common subject to vesting, or reprice Company Options or authorize cash payments in exchange for any such outstanding options;

            (b) Make any payments, or incur or enter into any agreement, contract, or commitment or transaction requiring the Company to pay in excess of $15,000 individually or $250,000 in the aggregate, excluding payroll (including related taxes and benefits, and rent);

            (c) Enter into, renew, amend, or otherwise modify any contracts, agreements, or obligations relating to the distribution, sale, license, or marketing by third parties of the products of the Company or any Subsidiary or products licensed by the Company or any Subsidiary (other than renewals of existing non-exclusive contracts, agreements, or obligations);

            (d) Modify, amend, renew or terminate any contract or agreement to which the Company or a Subsidiary is a party or waive, release, or assign any rights or claims thereunder;

            (e) Transfer or license to any person or entity or otherwise extend, amend, or modify any rights to any Company Intellectual Property (other than pursuant to end-user licenses granted to customers of the Company or a Subsidiary in the ordinary and usual course of business, consistent with past practice, provided that in no event shall the Company or any Subsidiary license on an exclusive basis or otherwise sell any Company Intellectual Property);

            (f) Violate the terms of any of the contracts or agreements set forth or described in the Company Schedules;

            (g) Commence any litigation (except to enforce its rights under or to interpret this Agreement or any other agreement, obligation or arrangement contemplated hereby or entered into or established in connection herewith);

            (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock or the capital stock of any Subsidiary, or split, combine or reclassify any Company Capital Stock or the capital stock of any Subsidiary or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock or the capital stock of any Subsidiary;

            (i) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock, Company Options, or any other securities of the Company or any Subsidiary, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or stock purchase agreements in effect on the date hereof;

            (j) Issue, grant, deliver, sell, authorize, pledge or otherwise encumber or propose the issuance, grant, delivery, sale, pledge, or encumbrance of any shares of capital stock of the Company or any securities convertible into or exercisable for capital stock of the Company or enter into any agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except for the issuance of any Company Common upon exercise of presently outstanding Company Options or conversion of presently outstanding Company Preferred);

            (k) Cause, permit, or propose any amendments to the Restated Certificate or the Company's Bylaws;

            (l) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities or other ownership interest of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or acquire or agree to acquire any assets in an amount in excess of $10,000 in the case of a single transaction or in excess of $25,000 in the aggregate in any 30-day period; or otherwise acquire or agree to enter into any joint ventures, strategic partnerships, or alliances;

            (m) Sell, lease, license, or otherwise dispose of any of its properties or assets, except sales of inventory, products, or services in the ordinary and usual course of business, consistent with past practice;

            (n) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any Subsidiary; enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any agreement or arrangement having the economic effect of any of the foregoing;

            (o) Grant any severance or termination pay to, or enter any agreement pertaining thereto with, any officer, director, consultant, or employee, except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Company Schedules, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement, or arrangement existing on the date hereof;

            (p) Adopt or amend any employee benefit plan, policy, or arrangement (including any employee stock option or stock purchase plan, policy, or arrangement) or enter into any employment or consulting contract or collective bargaining agreement, extend employment or consultant offers, pay or agree to pay any special bonus or special remuneration to any director, consultant or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees, or consultants;

            (q) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the directors, officers, or employees of the Company or any Subsidiary;

            (r) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable or make any change in its accounting methods, principles, or practices;

            (s) Pay, discharge or satisfy, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge or satisfaction in the ordinary and usual course of business, consistent with past practice, of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary and usual course of business, consistent with past practice, subsequent to February 15, 2001;

            (t) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect to Taxes;

            (u) Enter into any strategic alliance, joint development or joint marketing agreement;

            (v) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

            (w) Waive the benefits of, or agree to modify in any manner, terminate, release any person from, or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary; or

            (x) Take, or agree orally or in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (w) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1   PREPARATION OF INFORMATION STATEMENT AND SECTION 3(A)(10) PERMIT.

            (a) PREPARATION OF INFORMATION STATEMENT. As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare an Information Statement (the "INFORMATION STATEMENT") to be distributed to stockholders of the Company in connection with the solicitation of their consent to the adoption and approval of this Agreement, the Merger, and the transactions contemplated hereby. In addition, the Information Statement may be filed with the Commissioner (as defined below) in connection with the 3(a)(10) Permit or, alternatively, with the SEC as part of the S-4 Registration Statement (as defined below). Parent and the Company shall each use its commercially reasonable best efforts to cause the Information Statement to comply with the applicable requirements of federal and state securities law (including, without limitation, all applicable requirements under the Securities Act and the rules and regulations promulgated by the SEC thereunder in the event Parent elects to file the S-4 Registration Statement). Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement or the S-4 Registration Statement, as the case may require, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement or the S-4 Registration Statement, as the case may require. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement or the S-4 Registration Statement, as the case may require, in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement or the S-4 Registration Statement, as the case may require, shall contain (i) the unanimous recommendation of the Board of Directors of the Company that the Company's stockholders adopt and approve this Agreement, the Merger, and the other transactions contemplated hereby and (ii) the written opinion of Deutsche Banc Alex. Brown, Inc., dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration was fair to the stockholders of the Company from a financial point of view. Notwithstanding any other provision of this Agreement, the

Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

            (b) SECTION 3(a)(10) PERMIT: As soon as reasonably practicable after the execution of this Agreement, Parent, with the cooperation of the Company, shall prepare the necessary documentation to seek a permit (a "3(a)(10) PERMIT") from the Commissioner (the "COMMISSIONER") of the Department of Corporations of the State of California (after a hearing before such Department) pursuant to Section 25121 of the California Corporate Securities Law of 1968, as amended, such that the issuance of Parent Common in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. After filing with the Commission as part of the application (the "PERMIT APPLICATION") seeking the 3(a)(10) Permit, no amendment or supplement to the Information Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed.

            (c) S-4 REGISTRATION STATEMENT. Notwithstanding Section 5.1(b) above, in the event the 3(a)(10) Permit is not or cannot be obtained, or Parent believes the 3(a)(10) Permit is not likely to be obtained, Parent may elect to register the shares of Parent Common to be issued in connection with the Merger under the Securities Act. In such event, Parent shall file with the SEC, with the Company's cooperation and assistance, a document or documents that will constitute (i) a Registration Statement on Form S-4 under the Securities Act,
(ii) such information similar to that set forth in the Information Statement as may be required to comply with the Securities Act and the rules and regulations thereunder, and (iii) a prospectus relating to the shares of Parent Common (collectively, the "S-4 REGISTRATION STATEMENT"). Parent or Company, as the case may require, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the S-4 Registration Statement. In the event the S-4 Registration Statement is filed, each of Parent and Company shall use its commercially reasonable efforts to cause the S-4 Registration Statement to become effective as promptly as practicable after filing. Each of Parent and the Company shall cause the S-4 Registration Statement to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the Nasdaq National Market.

            (d) SECURITIES LAW COMPLIANCE; STOCKHOLDER SOLICITATION. The parties hereto shall take all action required under any applicable laws in connection with the issuance of shares of Parent Common pursuant to the Merger and shall refrain from taking any action which would prevent, delay, or hinder the issuance of the 3(a)(10) Permit or the effectiveness of the S-4 Registration Statement. Not later than one business day after the issuance of the 3(a)(10) Permit, or the effective date of the S-4 Registration Statement, as applicable, the Company shall cause the Information Statement and any related consents and other materials to be mailed in compliance with applicable laws to the stockholders of the Company in connection with the solicitation of their consent in favor of this Agreement, the Merger, and the transactions contemplated hereby.

      5.2 STOCKHOLDER APPROVAL. The Company shall promptly after the date hereof take all action reasonably necessary in accordance with Delaware Law, California Law, and the Company's Certificate of Incorporation and Bylaws to obtain the approval by the Company's stockholders of the Merger, this Agreement, and the other transactions contemplated hereby. The Company agrees to use its best efforts and to take all action reasonably necessary or advisable to secure the necessary votes or written consents of its stockholders required by Delaware Law and California Law to effect the Merger.

      5.3 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, legal counsel, and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the properties, books, contracts, commitments and records of the Company and
(b) all other information concerning the business, properties, and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request. The Company agrees to provide Parent and its accountants, legal counsel, and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      5.4 CONFIDENTIALITY. The parties acknowledge that the Company and Parent have previously executed a Mutual Confidentiality Agreement, dated as of January 16, 2001 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

      5.5 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, applicable securities laws) or, as to Parent, by the rules and regulations of the Nasdaq National Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

      5.6 CONSENTS. The Company shall promptly apply for or otherwise seek and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including all consents, waivers, or approvals under any of the agreements, contracts, licenses, or leases of the Company in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. Such consents, waivers, and approvals are set forth in Schedule 5.6 (the "CONTRACT CONSENTS"); PROVIDED, HOWEVER, Parent shall review such consents, waivers, and approvals promptly after the execution of this Agreement. Following such review, Parent shall determine those consents, waivers or approvals, if any, that are not, in Parent's reasonable judgment, material to the Company or its business and such consents, waivers or approvals shall no longer be deemed "Contract Consents" for purposes of this Agreement.

      5.7 AFFILIATE AGREEMENTS. Schedule 5.7 sets forth those persons who are, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 (each such person a "Company Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Effective Time) from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit C. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common, consistent with the terms of such Affiliate Agreements.

      5.8 LEGAL CONDITIONS TO THE MERGER. Each of Parent, Merger Sub, and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

      5.9 BEST EFFORTS; ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement, the Merger, and the other transactions contemplated hereby.

      5.10 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

      5.11 REORGANIZATION. No party to this Agreement shall take any action, either prior to or subsequent to the Closing, that would cause the Merger to fail to quality as a "reorganization" under Section 368(a) of the Code, and each party agrees to file all Returns consistent with such treatment.

      5.12 FORM S-8. Parent shall file a Registration Statement on Form S-8 with the SEC covering the shares of Parent Common issuable with respect to assumed Company Options no later than 30 days after the Closing Date.

      5.13 NASDAQ NATIONAL MARKET. Parent shall authorize for listing on the Nasdaq National Market (i) the shares of Parent Common issuable in connection with the Merger and (ii) the shares of Parent Common issuable upon exercise of Company Options to be assumed by Parent pursuant to this Agreement.

      5.14 VOTING AGREEMENTS. Concurrently with the execution of this Agreement, the Company will cause the persons and entities listed on Schedule
5.14 hereto to execute Voting Agreements in the form attached hereto as EXHIBIT B (the "VOTING AGREEMENTS").

      5.15 NONCOMPETITION AGREEMENT. On or before the Closing, the Company will use reasonable efforts to cause the employees listed on Schedule 5.15 to execute a Noncompetition Agreement in the form attached hereto as EXHIBIT D.

      5.16 EMPLOYMENT AGREEMENTS. Concurrently with the execution of this Agreement, the Company will cause the employees listed on Schedule 5.16 to execute Employment Agreements in substantially the form attached hereto as EXHIBIT E (the "EMPLOYMENT AGREEMENTS"). In addition, as of the Closing, all employees listed on Schedule 5.16 shall continued to be employed by the Company, and none of such employees shall have provided notice of termination or otherwise expressed in writing his or her intent to resign as an employee.

      5.17 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common pursuant hereto. The Company shall assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common pursuant hereto.

      5.18 TERMINATION OF COMPANY INVESTOR RIGHTS. The Company shall take such steps as may be necessary to provide for the termination as of the Closing of all Company investor rights granted by the Company to its stockholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants.

      5.19 NO SOLICITATION. From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and the Company will cause its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly (i) solicit or encourage submission of any Acquisition Proposal (as defined herein) by any person, entity, or group (other than Parent and its affiliates, agents, and representatives) or (ii) participate in any discussions or negotiations with, or disclose any information concerning the Company to, or afford access to the properties, books, or records of the Company, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity, or group (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Company. For purposes of this Agreement, an "ACQUISITION PROPOSAL" means any proposal or offer relating to (i) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement) or (ii) sales by the Company of any Company Capital Stock. The Company will immediately cease any and all existing activities, discussion, or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly (i) notify Parent if it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify Parent of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will cause its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent).

      5.20 TERMINATION OF 401(k) PLAN. The Company agrees to adopt resolutions to terminate its 401(k) plan immediately prior to Closing, unless the Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plans by providing the Company with written notice of such election before the Effective Time. Unless the Parent provides such notice to the Company, the Parent shall receive from the Company evidence that the Company's Board of Directors has adopted resolutions to terminate the 401(k) plan (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date.

      5.21 TERMINATION OF COMPANY SEVERANCE PLANS. The Company and, as applicable, its Affiliates (as defined in Section 2.27(a)(i)) each agree to terminate any and all group severance, separation or salary continuation plans, programs or arrangements that are covered under ERISA immediately prior to Closing. Parent shall receive from the Company evidence that the plans of the Company and, as applicable, each Affiliate have been terminated pursuant to resolution of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date but contingent on the Closing.

      5.22 FORM 5500. On or before the Closing Date, the Company shall prepare and file Form Series 5500 for the Company's 401(k) plan for the 1998 plan year (the "1998 FORM 5500"). Notwithstanding the foregoing, Parent shall be provided with reasonable advance opportunity to review, comment, alter, and approve such 1998 Form 5500.

      5.23 CANADIAN RETIREMENT PLAN. The Company intends to adopt a registered retirement savings plan, as defined under Canadian tax laws (the "RRSP"), for its eligible Canadian employees. The Company and Parent agree that the Company's eligible employees shall, following the Closing, participate in Parent's RRSP rather than Company's establishing, sponsoring, adopting or maintaining a separate RRSP prior to Closing; PROVIDED, HOWEVER, that (i) such delay in implementing Company's RRSP is legally permissible, as determined by Parent and Company in good faith and (ii) if the parties reasonably agree that Company is required to establish an RRSP, then Company shall utilize the same provider or carrier and such RRSP shall, to the extent legally permissible, have substantially the same terms and conditions as Parent's RRSP.

      5.24 REGULATORY FILINGS; REASONABLE EFFORTS. As soon as may be reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and
(b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; PROVIDED, HOWEVER, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, the Subsidiaries, or their affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties, and stock.

      5.25 EMPLOYEE PLAN SERVICE CREDIT. To the extent permitted by Parent's employee benefit plan and applicable law, Parent will use reasonable efforts, or will cause Company to use reasonable efforts, to give individuals who are employed by Company and the Subsidiaries as of the Effective Time ("AFFECTED EMPLOYEES") full credit for purposes of eligibility, vesting, benefit accrual (excluding, however, benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by Parent or any subsidiary of Parent for such Affected Employees' service with Company or any subsidiary of the Company to the same extent recognized by Company immediately prior to the Effective Time.

      5.26 WARRANT EXERCISES. The Company shall use its commercially reasonable best efforts to cause each holder of a Warrant that will not otherwise terminate as a result of the Merger to exercise such Warrant immediately prior to the Effective Time.

      5.27 TAX RETURN. The Company shall file its Sales and Use Tax Return for the period October 1, 2000 to January 31, 2001 with the Franchise Tax Board of the State of California (the "SALES TAX RETURN"). The Sales Tax Return shall be accurately prepared, shall be true and complete in all material respects, shall be completed in accordance with applicable law, and no material penalty shall have been assessed for late filing.

      5.28 D&O INSURANCE. Prior to the Effective Time, the Company shall amend each outstanding Indemnity Agreement (as set forth in Schedule 2.16(i)) with any officer, director, consultant, or other agent of the Company such that all obligations of the Company under Section 3 thereof (relative to the obligation to obtain and maintain directors' and officers' liability insurance) shall terminate immediately prior to the Effective Time. Parent agrees that such Indemnity Agreements, as amended pursuant hereto, shall remain obligations of Parent and the Surviving Corporation after the Closing.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

      6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) STOCKHOLDER APPROVAL. This Agreement and the Merger and the other transactions contemplated hereby shall have been approved and adopted by the stockholders of the Company by the vote or written consent, as required by applicable law, of the requisite percentage of the outstanding Company Capital Stock.

            (b) GOVERNMENT APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, HSR Approval, receipt of the 3(a)(10) Permit (or, if applicable, effectiveness of the S-4 Registration Statement), the filing of the Merger Certificate with the Secretary of State of the State of Delaware and such requirements under applicable state securities laws, shall have been filed, occurred or been obtained, other than filings with and approvals by foreign governments relating to the Merger if failure to make such filings or obtain such approvals would not be materially adverse to the Company or Parent and the Subsidiaries, taken as a whole.

            (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (d) TAX OPINIONS. The Company shall have received a written opinion from Gray Cary Ware & Freidenrich LLP, counsel to the Company, and Parent shall have received a written opinion from Wilson Sonsini Goodrich & Rosati, P.C., counsel to Parent, in each case to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In rendering such opinions, counsel may rely on (and to the extent reasonably required, the parties to this Agreement shall make) reasonable representations related thereto.

      6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, which may be waived, in writing, exclusively by the Company:

            (a) REPRESENTATIONS, WARRANTIES, AND COVENANTS. The representations and warranties of Parent and Merger Sub contained in this Agreement that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects, and the representations and warranties that are so qualified shall be true and correct, in each case on the date of this Agreement and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and Parent and Merger Sub shall have performed or complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed or complied with by them on or prior to the Closing Date. The Company shall have been provided with a certificate confirming the foregoing executed on behalf of Parent by an authorized officer.

            (b) LEGAL OPINION. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to Parent, in substantially the form attached hereto as EXHIBIT G.

      6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects, and the representations and warranties that are so qualified shall be true and correct, in each case on the date of this Agreement and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and the Company shall have performed or complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed on or complied with by it on or prior to the Closing Date. Parent shall have been provided with a certificate confirming the foregoing executed on behalf of the Company by its Chief Executive Officer and by its Chief Financial Officer.

            (b) AFFILIATE AGREEMENTS. Parent shall have received from each Company Affiliate an executed Affiliate Agreement, which shall be in full force and effect.

            (c) EMPLOYMENT AGREEMENTS. The Employment Agreements shall have been duly executed and delivered and shall be in full force and effect.

            (d) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the Contract Consents and the consents, approvals, and waivers set forth in Schedule 2.6.

            (e) LEGAL OPINION. Parent shall have received a legal opinion from Gray Cary Ware & Freidenrich LLP, legal counsel to the Company, in substantially the form attached hereto as EXHIBIT H.

            (f)   INTENTIONALLY OMITTED.

            (g) APPRAISAL RIGHTS. Holders of not more than 3% of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any continued right to exercise, appraisal rights under Delaware Law or dissenters' rights under California Law with respect to the transactions contemplated by this Agreement.

            (h) TERMINATION OF INVESTOR RIGHTS. Parent shall have been furnished evidence satisfactory to it that all rights granted by the Company to its stockholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants, shall have terminated as of the Closing.

            (i) FIRPTA COMPLIANCE. The Company shall have delivered to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

            (j) ESCROW SCHEDULE. The Company shall have delivered the Escrow Schedule (as defined in Section 7.2(a)) to Parent.

            (k) GOVERNMENT FILINGS. Parent shall have been furnished evidence satisfactory to it that (i) the 1998 Form 5500 has been filed in accordance with
Section 5.22 and (ii) the Sales Tax Return has been filed in accordance with
Section 5.27.

            (l) IBM AGREEMENT. The Company and International Business Machines Corporation ("IBM") shall have delivered evidence to Parent of an amendment, satisfactory to Parent, of the provisions relating to a change-of-control of the Company set forth in the Software OEM License Agreement dated August 18, 2000 between the Company and IBM.

            (m) WARRANTS. Each outstanding Warrant shall have been exercised immediately prior to the Effective time or shall have terminated as a result of the Merger.

                                  ARTICLE VII.

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

      7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties, and covenants and agreements of the Company in this Agreement or in the certificate delivered at the Closing pursuant to
Section 6.3(a), in each case as modified by the Company Schedules, shall survive the Merger and shall continue for the period following the Closing Date set forth in Section 7.2(a).

      7.2   ESCROW ARRANGEMENTS.

            (a) ESCROW FUND. At the Effective Time, each holder of shares of Company Capital Stock (each, a "COMPANY STOCKHOLDER" and collectively, the "COMPANY STOCKHOLDERS") will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to shares constituting the Escrow Amount), without any act of any Company Stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company Stockholder, will be deposited with U.S. Bank Trust National Association (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and to be maintained at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each Company Stockholder shall be in proportion to the aggregate Parent Common to which such holder would otherwise be entitled under Section 1.6(a) and shall be in the respective amounts listed opposite each Company Stockholder's name listed in a schedule to be executed by the Company and delivered to Parent at Closing (the "ESCROW SCHEDULE"). No shares of Parent Common contributed to the Escrow Fund may be unvested or subject to any right of repurchase, risk of forfeiture, or other condition in favor of Parent or the Surviving Corporation; PROVIDED, HOWEVER, that to the extent a Company Stockholder does not hold shares that are vested or free of a right of repurchase, risk of forfeiture, or other condition, the shares of Parent Common to be deposited in the Escrow Fund on behalf of such Company Stockholder shall be the first shares of Parent Common scheduled to vest or to be released from such rights, risks, or conditions. The Escrow Fund shall be available to compensate Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document delivered by the Company in connection with this Agreement or the Merger) or (ii) any failure by the Company to perform or comply with any covenant or agreement contained herein; PROVIDED, HOWEVER, that claims arising out of an inaccuracy or breach of any representation or warranty or any covenant or agreement of the Company contained in this Agreement or in any certificate, instrument, schedule or document delivered by the Company at the Closing in connection with this Agreement or the Merger must be asserted on or before 5:00 p.m. (California
Time) on the date that is one year following the Closing Date (the "EXPIRATION DATE"). No portion of the Escrow Amount shall be contributed in respect of any Company Options. Except for Excess Third Party Expenses (as defined in Section 9.2), Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $150,000, have been delivered to the Escrow Agent as provided in paragraph (d), and either there is no objection thereto or any objection has been resolved in accordance with the provisions of this
Article VII; in such case, Parent may recover from the Escrow Fund all Losses, without regard to the $150,000 threshold, for which there is no objection or any objection has been resolved in accordance with the provisions of this Article VII.

            (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m. (California Time) on the Expiration Date (the "ESCROW PERIOD"). The date of commencement of the Escrow Period and the Expiration Date shall be certified to the Escrow Agent in a certificate signed by Parent and the Securityholder Agent. Such amount (or some portion thereof) that is necessary in the reasonable judgement of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of the Escrow Period and as are specified in an Officer's Certificate delivered to the Escrow Agent prior to the termination of such Escrow Period, may be retained in the Escrow Fund after termination of the Escrow Period. As soon as any or all such claims have been resolved as evidenced by the written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the Company Stockholders the remaining portion of the Escrow Fund that is not required to satisfy such claims. If no Officer's Certificate pertaining to unsatisfied claims is delivered to the Escrow Agent at or prior to the termination of the Escrow Period, upon termination of the Escrow Period, the Escrow Agent, without further authorization or instruction, shall promptly distribute the remainder of the Escrow Fund to the Company Stockholders in accordance with the provisions of this Section 7.2(b). Deliveries of Escrow Amounts to the Company Stockholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on the Escrow Schedule).

            (c)   PROTECTION OF ESCROW FUND.

                     (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent or any Company Stockholder, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                     (ii) Any shares of Parent Common or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) ("NEW SHARES") in respect of Parent Common in the Escrow Fund which have not been released from the Escrow Fund shall be deposited with the Escrow Agent and added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                     (iii) Each Company Stockholder shall have voting rights with respect to the shares of Parent Common contributed to the Escrow Fund by such Company Stockholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common).

            (d)   CLAIMS UPON ESCROW FUND.

                     (i) Upon receipt by the Escrow Agent at any time on or before 5:00 p.m. (California time) on the Expiration Date of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of
Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common held in the Escrow Fund in an amount equal to such Losses.

                     (ii) For the purposes of determining the number of shares of Parent Common to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(d)(i) hereof, each share of Parent Common shall be valued at the Parent Common Price.

            (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after delivery of such Officer's Certificate, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent (with a copy to Parent) prior to the expiration of such thirty (30) day period.

            (f)   RESOLUTION OF CONFLICTS; ARBITRATION.

                     (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common from the Escrow Fund in accordance with the terms thereof.

                     (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                     (iii) Any such arbitration shall be held in San Diego County, California and shall be conducted by, and under the rules then in effect, of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Company Stockholders as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The Securityholder Agent may pay such amounts contemplated under this Section 7.2(f)(iii) and Section 7.2(i)(ii) or other amounts contemplated in this Section 7.2 (including without limitation unreimbursed expenses of counsel for the Company Stockholders and Parent, arbitrator fees and administrative costs) by distributing shares of Parent Common from the Escrow Fund with respect to which Parent has not made a claim; PROVIDED, HOWEVER, that no shares of Parent Common may be distributed from the Escrow Fund prior to the termination of the Escrow Period and such shares may be distributed only to the extent that such shares are not required to satisfy any claim for Losses.

            (g) SECURITYHOLDER AGENT OF THE COMPANY STOCKHOLDERS; POWER OF ATTORNEY.

                     (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Company Stockholder, Barry M. Ariko shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each Company Stockholder (except such Company Stockholders, if any, as shall have perfected their appraisal rights under Delaware Law or dissenters' rights under California Law), for and on behalf of the Company Stockholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company Stockholders from time to time upon not less than thirty
(30) days prior written notice to Parent and Escrow Agent; provided that the Securityholder Agent may not be removed unless holders of a majority-in-interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority-in-interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Company Stockholders.

                     (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment.

            (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent, or instruction of the Securityholder Agent shall constitute a decision of all the Company Stockholders for whom a portion of the Escrow Amount otherwise issuable to them is deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Company Stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such Company Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent, or instruction of the Securityholder Agent.

            (i)   THIRD-PARTY CLAIMS.

                     (i) If any third party shall notify Parent or its affiliates hereto with respect to any matter (hereinafter referred to as a "THIRD PARTY CLAIM"), which may give rise to a claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder Agent within 30 days of Parent's becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third Party Claim as is reasonably available to Parent; PROVIDED, HOWEVER, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the Company Stockholders from any obligation hereunder unless the Securityholder Agent and the Company Stockholders are thereby materially prejudiced (and then solely to the extent of such prejudice).

                     (ii) In case any Third Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to Section 7.2(i)(i) herein, the Securityholder Agent and the Company Stockholders will be entitled, if the Securityholder Agent so elects by written notice delivered to Parent within 30 days after receiving Parent's notice, to assume the defense thereof, at the expense of the Company Stockholders independent of the Escrow Fund if:

                        a) Parent has reasonably determined that Losses which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 7.2(d)(ii) hereof;

                        b) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

                        c) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice adverse to the continuing business interests of Parent; and

                        d) counsel selected by the Securityholder Agent is reasonably acceptable to Parent.

                  If the Securityholder Agent and the Company Stockholders so assume any such defense, the Securityholder Agent and the Company Stockholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Company Stockholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable.

                     (iii) In the event that the Securityholder Agent assumes the defense of the Third Party Claim in accordance with Section 7.2(i)(ii) above, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent unless Parent or its affiliates shall reasonably determine that there is a material conflict of interest between or among Parent or its affiliates and the Securityholder Agent and the Company Stockholders with respect to such Third Party Claim, in which case the reasonable fees and expenses of such counsel will be borne by the Securityholder Agent and the Company Stockholders out of the Escrow Fund. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and material to the claim and will make available all officers, directors, and employees reasonably requested by Securityholder Agent for investigation, depositions, and trial.

                     (iv) In the event that the Securityholder Agent fails or elects not to assume the defense of Parent or its affiliates against such Third Party Claim, which Securityholder Agent had the right to assume under
Section 7.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense, and Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 7.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent in connection therewith); PROVIDED, HOWEVER, that except with the written consent of the Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent and the Company Stockholders will cooperate with Parent or its affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions, and trial.

            (j)   ESCROW AGENT'S DUTIES.

                     (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Article VII, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                     (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                     (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                     (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                     (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The

Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                     (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                     (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; PROVIDED, HOWEVER, that in the event the Escrow Agent shall be the Non-Prevailing Party in connection with any claim or action initiated by a Company Stockholder or Company Stockholders, then such Company Stockholder or Company Stockholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

                     (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Securityholder Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If Parent and the Securityholder Agent fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

            (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this

Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

            (l) CONSEQUENTIAL DAMAGES. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

      7.3 LIMITATION OF LIABILITY. The maximum liability of the Company Stockholders for Losses incurred by Parent and/or the Surviving Corporation shall be limited to the Escrow Fund (the "MAXIMUM LIABILITY FOR LOSSES") and resort to the Escrow Fund shall be the sole and exclusive right and remedy of Parent and/or the Surviving Corporation for Losses. The maximum liability of each Company Stockholder for any Losses incurred by Parent and/or the Surviving Corporation shall be an amount equal to the product obtained by multiplying (x) the lesser of the Maximum Liability for Losses or the amount of such Losses actually incurred by Parent or the Surviving Corporation by (y) the ratio of (A) the total number of shares of Parent Common Stock received by such person at the Closing to (B) the aggregate number of shares of Parent Common Stock issued at the Effective Time and shall only be payable out of the Escrow Fund in shares. Parent agrees to present any claims for Losses solely against the Escrow Fund established under this Article VII.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

            (a)   by mutual written consent of the Company and Parent;

            (b) by either Parent or the Company if: (i) the Effective Time has not occurred by May 31, 2001 or, in the event Parent elects to file the S-4 Registration Statement, July 31, 2001 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

            (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

            (d) by Parent if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.3(a) would not then be satisfied; PROVIDED, HOWEVER, that if such breach is curable by the Company within thirty (30) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this
Section 8.1(d) unless such breach is not cured within such thirty (30) day period (but no cure period shall be required for a breach which by its nature cannot be cured);

            (e) by the Company if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 6.2(a), as the case may be, would not then be satisfied; PROVIDED, HOWEVER, that if such breach is curable by Parent or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within such thirty (30) day period (but no cure period shall be required for a breach which by its nature cannot be cured).

      Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

      8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of Parent, Merger Sub, or the Company, or their respective officers, directors, or stockholders, provided that (i) the provisions of Section 5.4 (Confidentiality) and this Article VIII shall remain in full force and effect and survive any termination of this Agreement and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful and knowing breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement.

      8.3 AMENDMENT. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Company and, in respect of matters under this Agreement that expressly relate to the Escrow Agent or Securityholder Agent, the Escrow Agent and the Securityholder Agent. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by Company Stockholders who receive more than 50% of the Parent

Common issued or to be issued pursuant to Section 1.6, or by all of the Company Stockholders in the case of an amendment to Article VII.

      8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 NOTICES. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery:

          (a) if to Parent or Merger Sub, to:

              Peregrine Systems, Inc.
              3611 Valley Centre Drive
              San Diego, California 92130
              Attention: Richard T. Nelson, Vice President-Corporate Development
                         Eric P. Deller, Vice President and General Counsel
              Telephone: (858) 481-5000
              Facsimile: (858) 794-5057

              with a copy to:

              Wilson Sonsini Goodrich & Rosati, P.C.
              650 Page Mill Road
              Palo Alto, California 94304
              Attention: Douglas H. Collom
                         Robert F. Kornegay
              Telephone: (650) 493-9300
              Facsimile: (650) 493-6811

          (b) if to the Company, to:

              Extricity, Inc.
              One Davis Drive
              Belmont, California 94002
              Attention: Barry M. Ariko
                         Chairman and Chief Executive Officer
              Telephone: (650) 486-4500
              Facsimile: (650) 486-4307

              with a copy to:

              Gray Cary Ware & Freidenrich LLP
              400 Hamilton Avenue
              Palo Alto, California 94301
              Attention: Gregory M. Gallo
                         Joe C. Sorenson
              Telephone: (650) 833-2000
              Facsimile: (650) 833-2001

          (c) if to the Securityholder Agent:

              Barry M. Ariko
              14740 Farwell Avenue
              Saratoga, California 95070
              Telephone:  (408) 867-4042
              Facsimile:  (408) 867-4433

          (d) if to the Escrow Agent:

              U.S. Bank Trust National Association
              One California Street
              Suite 2550
              San Francisco, California 94111
              Attention: Ann Gadsby
              Telephone: (415) 273-4532
              Facsimile: (415) 273-4591

      9.2 EXPENSES. In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. In the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all Third Party Expenses, including Third Party Expenses incurred by the Company; PROVIDED, HOWEVER, Parent shall have the right to approve in its sole discretion all expenses, including (without limitation) attorney, financial advisor and accountant fees, in excess of $4,000,000 in the aggregate incurred by Company in connection with this Agreement, the Merger and the transactions hereby contemplated; PROVIDED, FURTHER, that (i) to the extent Third Party Expenses incurred by the Company and payable to Deutsche Bank Alex. Brown, Inc. exceed the amount described in Schedule 2.25 of the Company Schedules or (ii) to the extent all other Third Party Expenses exceed $425,000 (the amounts specified in (i) or (ii) being referred to herein as an "EXCESS THIRD PARTY EXPENSE"), such Excess Third Party Expenses shall be deemed a "Loss" for purposes of
Article VII and shall be reimbursable to Parent in accordance with Article VII, without requiring that such Loss meet or exceed the $150,000 threshold amount as set forth in Section 7.2.

      9.3   INTERPRETATION.

            (a) The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "AGREEMENT" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

            (b) For purposes of this Agreement, the term "KNOWLEDGE" means, with respect to a party hereto, knowledge of the executive officers of such party after reasonable inquiry.

            (c) For purposes of this Agreement, the term "PERSON" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

            (d) The term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other such changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets, liabilities, financial condition or results of operations of such entity and its subsidiaries taken as a whole; PROVIDED, HOWEVER, in no event shall any change in Parent's stock price or trading volume or the failure to meet or exceed Wall Street research analysts' or Parent's internal earnings or other estimates or projections in and of itself constitute a Material Adverse Effect.

      9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      9.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; ASSIGNMENT. Other than the Confidentiality Agreement, this Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      9.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      9.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      9.8 GOVERNING LAW. Except as mandatorily governed by Delaware Law, this Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

      9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      9.11 WAIVER OF JURY TRIAL. EACH OF PARENT, THE COMPANY, AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent, and the Escrow Agent have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

EXTRICITY, INC.                               PEREGRINE SYSTEMS, INC.
a Delaware corporation                        a Delaware corporation



By: /s/ Barry M. Ariko                        By: /s/ Richard T. Nelson
   ------------------------------------          -------------------------------
   Barry M. Ariko                             Richard T. Nelson
   Chairman and Chief Executive Officer       Vice President and Secretary

SECURITYHOLDER AGENT:                         UTILITY ACQUISITION CORPORATION
(as to the provisions of Article VII only)    a Delaware corporation



By: /s/ Barry M. Ariko                       By /s/ Richard T. Nelson
   ------------------------------------         --------------------------------
Name: Barry M. Ariko                            Richard T. Nelson
     ----------------------------------         President and Chief Executive
Title: Chairman and Chief Executive Officer     Officer
      ---------------------------------


ESCROW AGENT
(as to the provisions of Article VII only)

U.S. BANK TRUST NATIONAL ASSOCIATION

By:  /s/ Ann Gadsby
     -------------------------------
Name:  Ann Gadsby
     -------------------------------
Title: Vice President
      ------------------------------

                                INDEX OF EXHIBITS

EXHIBIT                 DESCRIPTION
-------                 -----------
EXHIBIT A               Form of Merger Certificate

EXHIBIT B               Form of Voting Agreement

EXHIBIT C               Form of Company Affiliate Agreement

EXHIBIT D               Form of Noncompetition Agreement

EXHIBIT E               Form of Employment Agreement

EXHIBIT G               Form of Legal Opinion of Counsel to Parent

EXHIBIT H               Form of Legal Opinion of Counsel to the Company